COMMISSIONS:
- Each option consists of an immediate initial payment with quarterly trail payments that may vary up or down over time.

                                    Ages 0-80
                                        Option       Initial             0-8    9
                                        A            8                 0        0
                                        B            7.25              .25      .25
                                        C            6.0               .50      .50
                                        D            5.5               .50      1.0
                                        E            4.0               1.0      1.0

                                    Ages 81+
                                        Option       Initial             0-8    9
                                        A            5                 0        0
                                        B            4.5               .25      .25
                                        C            4.0               .50      .50
                                        D            3.75              .50      1.0
                                        E            3.5               1.0      1.0


- Commissions are based on a percent of payment and trails are based upon a percent of accumulated value.

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